Exhibit 4.2
JEFFERIES GROUP, INC.
Officers’ Certificate Pursuant to
Section 3.01 of the Indenture
     The undersigned, Peregrine C. Broadbent, Executive Vice President of Jefferies Group, Inc., a Delaware corporation (the “Company”) and Roland T. Kelly, Assistant Secretary of the Company, pursuant to Section 3.01 of the Indenture, dated as of March 12, 2002, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003, between the Company and The Bank of New York, as Trustee (as so supplemented, the “Indenture”), and pursuant to resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on June 21, 2010 (the “Resolutions”), hereby establish and approve the terms of a series of debt securities of the Company, it being understood that any term used herein which is not defined herein shall have the meaning ascribed to it in the Indenture:
     1. The title of the Securities of the series shall be the “$400,000,000 6.875% Senior Notes due 2021,” CUSIP number 472319AH5 (the “Notes”).
     2. The initial aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for the Note authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Notes which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered under the Indenture) is $400,000,000.
     3. The interest on each Note shall be payable on each April 15 and October 15 to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date.
     4. The principal of the Notes shall be payable on April 15, 2021.
     5. The Notes shall bear interest at the rate of 6.875% per annum from June 28, 2010, payable on each April 15 and October 15 to holders of record at the close of business on the immediately preceding April 1 and October 1, commencing October 15, 2010.
     6. The principal of and interest and premium, if any, on the Notes shall be payable at such location or locations as are set forth in the attached specimen Note.
     7. The Notes shall be subject to redemption at the option of the Company in whole or in part at any time at the redemption price and upon the other terms and conditions as are set forth in the attached specimen Note.
     8. The Notes shall not be subject to the redemption at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions.

     9. The Notes shall be issued in denominations of $5,000 and integral multiples of $1,000 in excess thereof.
     10. The currency in which payment of the principal of and any premium and interest on the Notes shall be payable is the United States dollar.
     11. The principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.
     12. The provisions of Article XIII of the Indenture shall not apply to the Notes.
     13. The Notes shall be subject to the Defeasance and Covenant Defeasance provisions of Article XIV of the Indenture.
     14. The Notes shall not be convertible into the Common Stock of the Company or any other securities.
     15. The Notes shall be issued by the Company to the Depository Trust Company in the form of one or more Global Securities, and there are no circumstances other than those set forth in Section 3.05 of the Indenture in which any Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than DTC or a nominee thereof.
     16. There shall not be any additions to or changes of the covenants set forth in Article X of the Indenture that applies to the Notes.
     17. There shall be no other terms of the Notes, except as set forth herein and in the Indenture.
     Furthermore, the undersigned, pursuant to Section 2.01 of the Indenture and pursuant to the authority delegated by the Board of Directors of the Company to the undersigned in the Resolutions, hereby establish the form of the Notes, a true and complete specimen of which is attached hereto.
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     IN WITNESS WHEREOF, we have hereunto singed our names and affixed the seal of the Company this 28th day of June, 2010.

/s/ Peregrine C. Broadbent
Peregrine C. Broadbent
Executive Vice President

/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary